UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2014

VIKING MINERALS INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-139482	98-0492900
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

7558 W Thunderbird Ste. 486, Peoria, AZ 85381
(Address of principal executive offices)

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers

On February 26, 2014, the Company accepted the resignation of Mr. Charles Irizarry as its sole officer and director and accepted the appointment of Mr. Robert Coleridge as the sole officer and director to act in Mr. Irizarry’s stead.

Robert Coleridge, age 50, sole officer and director. Robert Coleridge is a long time Systems Analyst/Software Engineer with over 35 years' experience in the software industry, of which 12 of those years he served at Microsoft as a Senior Software Design Engineer. He was previously the CIO of Wikifamilies SA where he spearheaded the platform development and conceptualization of major concepts leading to patent acquisition of a number of revolutionary concepts. At Microsoft he spent the majority of his time in the areas of creating and building strategic and visionary working prototypes for a number of the executives, including Bill Gates and Steve Ballmer. While at Microsoft, Mr. Coleridge also had the opportunity to play key roles in the development and vision that was to become .NET and WCF. He designed and implemented Microsoft's first SOAP toolkit which today is better known as web services. Today more than 6 billion devices, including every smart phone, relies on the software that Mr. Coleridge helped create.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIKING MINERALS INC.

Date: March 4, 2014	/s/ ROBERT COLERIDGE
------------------------------- Robert Coleridge